UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

SOUTHERN IOWA BIOENERGY LLC
(Exact name of small business issuer as specified in its charter)

Iowa	2860	20-2226223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 S. Linden Street Lamoni, Iowa 50140
(Address of principal executive offices)

(641) 784-3510
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Line of Credit with American State Bank - Osceola

On August 16, 2007, the Registrant entered into a loan agreement with American State Bank - Osceola in which the Registrant obtained a $100,040 open-end operating line of credit loan. We must repay the principal amount of the loan with interest at a rate equal the Wall Street Journal Prime Rate rounded to the nearest 0.25 by February 16, 2008. The Registrant agrees to pay interest on any unpaid balance after maturity, and until paid in full, at a rate equal to rate at maturity, plus 5%. If a payment is made more than 10 days after it is due, the Registrant agreed to pay 1.5% of the late amount with a minimum of $15.00 and a maximum of $50.00. Five (5) of our directors executed personal guarantees in order to secure the line of credit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOUTHERN IOWA BIOENERGY LLC

8/22/07	/s/ Alan Elefson
Date	Alan Elefson, Treasurer